Exhibit 3.2

BYLAWS
of
DARDEN RESTAURANTS, INC.
As Amended through June 29, 2016

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SECTION 6.	Closing of Transfer Books or Fixing Record Date	12

	ARTICLE V

	CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1.	Contracts, Etc.; How Executed	13
SECTION 2.	Loans	13
SECTION 3.	Deposits	13
SECTION 4.	Checks, Drafts, Etc.	13
SECTION 5.	Transaction of Business	13

	ARTICLE VI

	MISCELLANEOUS PROVISIONS

SECTION 1.	Fiscal Year; Staff and Divisional Titles	14
SECTION 2.	Notice and Waiver of Notice	14
SECTION 3.	Inspection of Books	14
SECTION 4.	Construction	14
SECTION 5.	Indemnification	14
SECTION 6.	Resolution of Board of Directors Providing for Issuance of Preferred Shares	18

	ARTICLE VII

	AMENDMENTS

SECTION 1.	Amendment of Bylaws	18

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ARTICLE I

SHAREHOLDERS

SECTION 1.Place of Holding Meeting: Meetings of shareholders may be held at such place within or without the State of Florida as may be determined by the board of directors.

SECTION 2.Quorum: Any number of shareholders together holding a majority of the votes entitled to be cast by a voting group on a particular matter, represented in person or by proxy at any meeting of shareholders, constitutes a quorum of that voting group for action on that matter, except as may be otherwise provided by law, by the Articles of Incorporation or by these bylaws. At any meeting of shareholders for the election of directors at which any voting group shall have a separate vote, the absence of a quorum of any other voting group shall not prevent the election of the directors to be elected by such voting group.

SECTION 3.Adjournment of Meetings: If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the shares represented, and who would be entitled to vote at the meeting if a quorum were present, without any notice other than by announcement at the meeting. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time, or upon such call, as may be determined by vote. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 4.Annual Election of Directors: The annual meeting of shareholders for the election of directors and the transaction of other business shall be held on the fourth Monday of September in each year at 1:00 o’clock in the afternoon, standard time, unless, by resolution, the board of directors fixes another date or time in the months of September or October for the holding of such annual meeting. If the election of directors shall not be had on the day designated herein for the annual meeting or at an adjournment thereof, the board of directors shall cause a meeting of the shareholders for the election of a board of directors to be held as soon thereafter as conveniently may be. At such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

The directors elected annually shall hold office until the next annual election and until their successors are respectively elected and qualified; provided, in the event that any voting group has the right to elect directors separately as a voting group and such right shall have vested, such right may be exercised as provided in the Articles of Incorporation of the corporation.
The secretary shall prepare, or cause to be prepared, at least ten (10) days before every election, a complete list of shareholders entitled to vote, arranged in alphabetical order, and such list shall be kept in a file at the principal office of the corporation for such ten (10) days, for the examination of any shareholder at any time during usual business hours, and shall be produced and kept at the time and place of election during the whole time thereof, subject to the inspection of any shareholder who may be present.
SECTION 5.Voting at Shareholders’ Meeting: The board of directors shall determine the voting power of any Preferred Shares in accordance with Article III of the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation or these bylaws and subject to the provisions of the Florida Business Corporation Act (the “Florida Law”), each shareholder entitled to vote shall have one (1) vote to each share of voting stock registered in its name on the books of the corporation.

SECTION 6.Notice of Shareholders’ Meetings: Written notice, stating the time and place of the meeting and, in case of a special meeting, stating also the general nature of the business to be considered, shall be given by the secretary in person, by mail or other method of delivery, or by e-mail or other electronic transmission, at least ten (10) days before the meeting.

A written waiver of such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 7.Nomination of Directors:

(a)Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders (1) by or at the direction of the board of directors or a committee thereof or (2) by any shareholder (or group of shareholders as provided in this Section 7(b) below) of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 7. Such nominations, other than those made by or at the direction of the board of directors or a committee thereof, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder’s notice (other than a notice submitted in order to include a Shareholder Nominee (defined below) in the corporation’s proxy materials, as defined and described in Section 7(b) below) shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten (10) calendar days following the day on which such notice of the date of the meeting or such public disclosure is first made

Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder.
At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section.
(b)The corporation shall include in its proxy statement for an annual meeting of shareholders the name of any person nominated for election to the board of directors (the “Shareholder Nominee”) by a shareholder or group of not more than ten (10) shareholders that satisfies the requirements of this Section 7(b) (the “Eligible Shareholder”), together with the Required Information (defined below), who expressly elects at the time of providing the notice required by this Section 7(b) to have its nominee included in the corporation’s proxy materials pursuant to this Section. Such notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act, along with any additional information as required to be delivered to the corporation by this Section 7(b) (all such information collectively referred to as the “Notice”), and such Notice shall be delivered to the corporation in accordance with the procedures and at the times set forth in this Section 7(b).

(i)Notwithstanding the procedures set forth in Section 7(a), the Notice, to be timely, must be received at the principal executive offices of the corporation not later than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, the Notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 150th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (120) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of a shareholders’ meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s Notice as described above, except as required by law.

(ii)For purposes of this Section 7(b), the “Required Information” that the corporation will include in its proxy statement consists of (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in a proxy statement of the corporation by the rules and regulations of the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (defined below).

(iii)The corporation shall not be required to include, pursuant to this Section 7(b), any Shareholder Nominee in its proxy materials for any meeting of shareholders for which the secretary of the corporation receives a notice that the nominating shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 7(a) of these Bylaws.

(iv)The maximum number of Shareholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed 25% of the number of directors in office as of the last day on which the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 25%. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in proxy materials of the corporation pursuant to this Section 7(b) but either are subsequently withdrawn, or that the Board of Directors itself determines to nominate for election, shall be included in this maximum number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 7(b) exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount of shares of common stock of the corporation (largest to smallest) disclosed as owned by each Eligible Shareholder in the Notice. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(v)For purposes of this Section 7(b), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the shareholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including short sales, (B) borrowed, for purposes other than a short sale, by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors.

(vi)An Eligible Shareholder must have owned (as defined in Section 7(b)(v) above) 3% or more of the corporation’s issued and outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the Notice is required to be received by the corporation in accordance with this Section 7(b) and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the meeting date; provided, that, up to, but not more than, ten (10) individual shareholders who otherwise meet all of the requirements to be an Eligible Shareholder may aggregate their shareholdings in order to meet the 3% minimum ownership percentage prong, but not the holding period prong, of the Required Shares definition). Within the time period specified in this Section 7(b) for delivery of the Notice, an Eligible Shareholder (including each of the individual members of a group of Eligible Shareholders) must provide the following information in writing to the secretary of the corporation: (1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Notice is received by the corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the meeting date; (2) the information required to be set forth in the Notice, together with the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (3) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 7(b), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the board of directors, and (D) will not distribute to any shareholder any proxy card for the annual meeting other than the form distributed by the corporation; and (4) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (C) provide to the corporation prior to the election of directors such additional information as requested with respect thereto. The inspector of election shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations set forth in clause (3) above.

(vii)The Eligible Shareholder may provide to the secretary of the corporation, at the time the information required by this Section 7(b) is provided, a written statement for inclusion in the proxy statement for the corporation’s annual meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 7(b), the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(viii)The corporation may request such additional information as necessary to permit the board of directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of its directors. If the board of directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(ix)Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (2) does not receive at least 25% of the votes cast in favor of the election of such Shareholder Nominee, will be ineligible to be a Shareholder Nominee pursuant to this Section 7(b) for the next two annual meetings of the corporation.

(c)Notwithstanding anything in Section 7(a) or 7(b) to the contrary, in the event that the number of directors to be elected to the board of directors is increased by the board of directors, and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 130 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by Section 7(a) or 7(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase (and with respect to Section 7(b), only to the extent the increase in the size of the board increases the number of nominees permitted under Section 7(b)(iv)), if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th business day following the day on which such public announcement is first made by the corporation.

(d)The chairman of the meeting shall have the power to determine and declare to the meeting whether a nomination was made in accordance with the procedures prescribed by the bylaws, and if the chairman should so determine that such nomination was not made in compliance with the bylaws, declare to the meeting that no action shall be taken on such nomination and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section.

SECTION 8.Notice of Business: At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of the notice provided for in this Section and at the time of the meeting, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. The immediately preceding sentence shall be the exclusive means for a shareholder to make business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a meeting of shareholders.

For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation in accordance with the timeliness provisions of Section 7 above. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. The chairman of the meeting shall have the power to determine and declare to the meeting whether a proposal of business was made in accordance with the procedures prescribed by the bylaws, and if the chairman should so determine that such proposal of business was not made in compliance with the bylaws, declare to the meeting that no action shall be taken on such proposal and such defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section.
SECTION 9.Organization: At each meeting of shareholders, the chairman of the board, if one shall have been elected, or in the absence of the chairman or if a chairman shall not have been elected, a person appointed by the directors shall act as chairman of the meeting. The secretary (or in the absence or inability to act of the secretary, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10.Order of Business: The order of business at all meetings of shareholders, as well as the rules governing such meetings, shall be solely determined by the chairman of the meeting.

ARTICLE II

DIRECTORS

SECTION 1.Organization: The board of directors may hold a meeting for the purpose of organization and the transaction of other business if a quorum be present, immediately before and/or after the annual meeting of the shareholders and immediately before and/or after any special meeting at which directors are elected. Notice of such meeting need not be given. Such organizational meeting(s) may be held at any other time or place, which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or in a consent and waiver of notice thereof signed by all the directors.

SECTION 2.Election of Officers: At such meeting the board of directors may elect from among its number a chairman (or person having a similar title) of the board of directors, one or more persons to serve as a vice chairman, and a president, as well as one or more corporate and company vice presidents, a secretary and one or more assistant secretaries, who need not be directors. Such officers shall hold office until the next annual election of officers and until their successors are respectively elected and qualified, unless removed by the board of directors as provided in Section 8 of Article III.

SECTION 3.Regular Meetings: Regular meetings of the board of directors shall be held on such dates as are designated, from time to time, by the chairman of the board, and shall be held at the principal office of the corporation or at such other location as the chairman of the board selects. Each regular meeting shall commence at the time designated by the chairman of the board on at least five (5) days’ written notice to each director when sent by mail and on at least twenty-four (24) hours notice when sent by private express carrier or transmitted by telex, facsimile, e-mail or similar means.

SECTION 4.Special Meetings: Special meetings of the board of directors may be called by the chairman of the board, a vice chairman of the board, the president (if a director) or by a majority of the directors then in office. Written notice of the time, place and purposes of each special meeting shall be sent by private express carrier or transmitted by telex, facsimile, e-mail or similar means to each director at least twenty-four (24) hours prior to such meeting. Notwithstanding the preceding, any meeting of the board of directors shall be a legal meeting without any notice thereof if all the members of the board shall be present, or if all absent members waive notice thereof.

SECTION 5.Number; Qualifications; Quorum; Term:

(a)The board of directors shall consist of not less than three (3) nor more than fifteen (15) members as determined from time to time by resolution of the board of directors.

(b)Subject to the provisions of the Articles of Incorporation, as amended, one-third (1/3) of the total number of the directors (but in no event less than two (2) directors) shall constitute a quorum for the transaction of business, but if at any meeting of the board of directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner, for such time or upon such call, as may be determined by vote. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally held if a quorum had been present thereat. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. The affirmative vote of a majority of the directors present at a meeting at which a quorum is constituted shall be the act of the board of directors, unless the Articles of Incorporation shall require a vote of a greater number.

(c)Except as otherwise provided in these bylaws, directors shall hold office until the next succeeding annual shareholders’ meeting and thereafter until their successors are respectively elected and qualified or until such director’s earlier death, resignation or removal.

(d)Except as otherwise provided in the Articles of Incorporation or these bylaws, the number of directors may be altered from time to time by amendment to Section 5(a) above.

SECTION 6.Place of Meetings: The board of directors may hold its meetings and keep the books of the corporation inside or outside of the State of Florida, at any office of the corporation, or at any other place, as it may from time to time by resolution determine.

SECTION 7.Vacancies: Except as otherwise provided in the Articles of Incorporation, any vacancy in the board of directors because of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or any other cause may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, at any regular or special meeting of the directors.

SECTION 8.Election of Directors; Resignation of Directors:

(a)At all meetings of shareholders for the election of directors, each director shall be elected by a majority of the votes cast; provided that, if the election is contested, the directors shall be elected by a plurality of the votes cast. An election shall be contested if, as determined by the Board, the number of nominees for director exceeds the number of directors to be elected. For purposes of this Section 8 of the Bylaws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

(b)Any director of the corporation may resign at any time by giving written notice to the chairman of the board or to the secretary of the corporation. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c)In an uncontested election, if a nominee for director who is a director at the time of election does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, the director shall promptly tender his or her resignation to the board of directors in accordance with the agreement contemplated by Section 8(d) and remain a director until the Board appoints an individual to fill the office held by such director.

The Nominating and Governance Committee will make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the board of directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the board of directors with respect to his or her resignation. If a director’s resignation is not accepted by the board of directors, such director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the board of directors, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 7 above or may decrease the size of the board of directors pursuant to the provisions of Section 5 above.
(d)To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 7) to the secretary at the principal executive offices of the corporation a written agreement (in the form provided by the secretary upon written request) that such person will abide by the requirements of Section 8(b).

SECTION 9.Compensation of Directors: The board of directors shall have the authority to fix the compensation of directors. In addition, each director shall be entitled to be reimbursed by the corporation for all expenses incurred in attending meetings of the board of directors or of any committee of which such person is a member. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such services from the corporation; provided, that any person who is receiving a stated compensation as an officer of the corporation for services as such officer shall not receive any additional compensation for services as a director during such period. A director entitled to receive stated compensation for services as director, who shall serve for only a portion of a year, shall be entitled to receive only that portion of the director’s annual stated compensation on which the period of such service during the year bears to the entire year. The annual compensation of directors shall be paid at such times and in such installments as the board of directors may determine.

SECTION 10.Committees:

(a)The board of directors shall designate an Audit Committee, Compensation Committee and Nominating and Governance Committee, and one or more other committees as it may deem advisable, each of which shall have and may exercise the powers and authority of the board of directors to the extent provided in the charters of each committee adopted by the board of directors in one or more resolutions. The members of the committees, who shall be at least two (2) in number, shall act only as a committee and the individual members shall have no power as such. Unless the board of directors elects a committee chairman, each committee shall elect its own chairman, and have full power and authority to make rules for the conduct of its business. The board of directors shall have the power at any time to change the membership of committees, fill vacancies, and to abolish committees.

(b)The members of each committee shall be elected by the board of directors and shall serve until the first meeting of the board of directors after the annual meeting of shareholders and until their successors are elected and qualified or until the members’ earlier resignation or removal. Vacancies may be filled by the board of directors at any meeting. Subject to compliance with the respective committee charters for the Audit, Compensation and Nominating and Governance Committees, the chairman of the board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee to serve for that committee meeting only.

(c)The chairman of the board or chief executive officer, the committee chairman, or a majority of any committee may call a meeting of that committee. A quorum of any committee shall consist of a majority of its members unless otherwise provided by resolution of the board of directors. The majority vote of a quorum shall be required for the transaction of business. The committee may also take action by unanimous written consent of all committee members without a meeting. The secretary of the committee or the chairman of the committee shall give notice of all meetings of the committee by mailing the notice to the members of the committee at least three (3) days before each meeting or by telephoning the members not later than one (1) day before the meeting. The notice shall state the time, date and place of the meeting. Any notice or waiver of notice shall also satisfy the requirements of Article VI, Section 2 below. Each committee shall fix its other rules of procedure.

(d)No committee of the board shall have the power or authority to:

(i)approve or recommend to shareholders actions or proposals required by the Florida Law to be approved by shareholders;

(ii)fill vacancies on the board of directors or any committee thereof;

(iii)adopt, amend or repeal the bylaws;

(iv)authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or

(v)authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

SECTION 11.Preferred Directors: Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Shares shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the board of directors pursuant to the Articles of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 5, 7 and 8 of this Article II unless otherwise provided therein.

ARTICLE III

OFFICERS

SECTION 1.Titles: The corporate and company officers to be elected by the board of directors shall be a chairman of the board of directors and, at the election of the board of directors, one or more persons to serve as a vice chairman, a president and one or more corporate or company vice presidents, a secretary and one or more assistant secretaries, and such other officers as the board of directors from time to time may deem proper, each of whom (with the exception of the chairman of the board) need not be directors. The board shall designate one of the corporate officers to serve as chief executive officer.

SECTION 2.Chairman: The chairman of the board of directors shall preside at all meetings of the board and all meetings of the shareholders. The chairman, if designated the chief executive officer, shall have supervisory authority over the policies of the corporation as well as the management and control of the business and affairs of the corporation. The chairman shall also exercise such other powers as the board of directors may from time to time direct or which may be required by law.

SECTION 3.Vice Chairman: The officer or officers serving as vice chairman shall have such duties and responsibilities relating to the management of the corporation as may be defined and designated by the chief executive officer or the board of directors.

SECTION 4.President: The president shall have responsibility for the management of the operating businesses of the corporation and shall do and perform all acts incident to the office of president or which are authorized by the chief executive officer, the board of directors or as may be required by law.

SECTION 5.Vice President(s): Each corporate vice president shall have such designations and such powers and shall perform such duties as may be assigned by the board of directors or the chief executive officer. The board of directors may designate one or more corporate vice presidents to be a senior executive vice president, executive vice president, senior vice president or group vice president.

SECTION 6.Secretary: The secretary shall:

(a)keep the minutes of meetings of shareholders and of the board of directors in books provided for the purpose;

(b)see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c)be custodian of the records and have charge of the seal of the corporation and see that it is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws;

(d)have charge of the stock books of the corporation and keep or cause to be kept the stock and transfer books in such manner as to show at any time the amount of the stock of the corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became such holder of record; exhibit or cause to be exhibited at all reasonable times to any director, upon application, the original or duplicate stock ledger;

(e)see that the books, reports, statements, certificates and all other documents and records required by law are properly kept, executed and filed; and

(f)in general, perform all duties incident to the office of secretary, and such other duties as from time to time may be assigned by the board of directors.

SECTION 7.Assistant Secretary: The board of directors may elect an assistant secretary or more than one assistant secretary. At the request of the secretary, or in the absence or disability of the secretary, an assistant secretary may perform all the duties of the secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary. Each assistant secretary shall have such other powers and shall perform such other duties as may be assigned by the board of directors.

SECTION 8.Resignation and Removal of Officers: Any officer of the corporation may resign at any time by giving written notice to the chairman of the board or to the secretary. Such resignation shall take effect when the notice is so delivered unless the notice specifies a later effective date, and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Any officer may be removed for cause at any time by a majority of the board of directors and any officer may be removed summarily without cause by such vote.
SECTION 9.Salaries: The salaries of officers shall be fixed from time to time by the board of directors or a board committee authorized by the board. The board of directors or authorized committee may authorize and empower the chief executive officer, any vice chairman, or any vice president of the corporation designated by the board of directors or by the authorized committee to fix the salaries of all officers of the corporation who are not directors of the corporation. No officer shall be prevented from receiving a salary by reason of the fact that such officer is also a director of the corporation.

ARTICLE IV

CAPITAL STOCK

SECTION 1.Issue of Stock With or Without Certificates: The board of directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Certificates for those shares of the capital stock of the corporation that are represented by certificates shall be in such forms as shall be approved by the board of directors. Each holder of shares represented by certificates shall be entitled to have the certificate for such shares issued under the seal of the corporation, signed by the chairman, a vice chairman or a vice president and also by the secretary or an assistant secretary; provided, that where a certificate is countersigned by a transfer agent, other than the corporation or its employee, or by a registrar, other than the corporation or its employee, the corporate seal and any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar of the corporation who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, or otherwise, before such certificate shall have been delivered by the corporation, such certificate shall nevertheless be deemed to have been adopted by the corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar.

SECTION 2.Transfer of Shares: The shares of the corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer of any shares represented by certificates, the old certificates for such shares shall be surrendered to the corporation by the delivery thereof to the person in charge of the shares and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be canceled, and new certificates (or an appropriate entry in respect of shares without certificates) shall thereupon be issued for the shares so transferred to the person entitled thereto. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 3.Lost Certificates: Any person claiming a certificate representing shares to be lost or destroyed shall make an affidavit or affirmation of that fact, and if requested to do so by the board of directors or the secretary of the corporation shall advertise such fact in such manner as the board of directors or the secretary may require, and shall give to the corporation, its transfer agent and registrar, if any, a bond of indemnity in such sum as the board of directors or secretary may direct, but not less than double the value of the shares represented by such certificate, in form satisfactory to the board of directors and to the transfer agent and registrar of the corporation, if any, and with or without sureties as the board of directors or secretary with the approval of the transfer agent and registrar, if any, may prescribe; whereupon the chairman, a vice chairman or a vice president and the secretary or an assistant secretary may cause to be issued a new certificate of the same tenor (or cause an appropriate entry to be made in respect of shares without certificates) and for the same number of shares as the one alleged to have been lost or destroyed.

SECTION 4.Rules as to Issue of Shares: The board of directors shall make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the corporation. It may appoint one or more transfer agents and/or registrars of transfer, and may require all to bear the signature of either or both. Each and every person accepting shares from the corporation therein shall furnish the corporation with a written statement of the residence or post office address of that person, and in the event of changing such residence shall advise the corporation of such new address.

SECTION 5.Holder of Record Deemed Holder in Fact: The board of directors shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law.

SECTION 6.Closing of Transfer Books or Fixing Record Date: The board of directors shall have the power to close the share transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, that in lieu of closing the share transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1.Contracts, Etc.; How Executed: The board of directors or such officer or person to whom such power shall be delegated by the board of directors by resolution, except as in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, either by name or by designation of their respective offices, positions or class, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2.Loans: No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the vote of the board of directors or by such officer or person to whom such power shall be delegated by the board of directors by resolution or by these bylaws. When so authorized by the board of directors or by such officer or person to whom such power shall be delegated by its board of directors by resolution or by these bylaws, any officer or agent of the corporation may obtain loans and advances at any time for the corporation from any bank, banking firm, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation, and, when authorized as aforesaid to give security for the payment of any loan, advance, indebtedness or liability of the corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the corporation, and to that end endorse, assign and deliver the same, but only to the extent and in the manner authorized by the board of directors or by these bylaws. Such authority may be general or confined to specific instances.

SECTION 3.Deposits: All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, banking firms, trust companies or other depositaries as the board of directors may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the board of directors or by these bylaws.

SECTION 4.Checks, Drafts, Etc.: All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall be determined from time to time by resolution of the board of directors or by such officer or person to whom such power of determination shall be delegated by the board of directors by resolution or by these bylaws. Endorsements for deposit to the credit of the corporation in any of its authorized depositaries may be made, without any countersignature, by the chairman of the board, a vice chairman or any vice president or by any other officer or agent of the corporation appointed by any officer of the corporation to whom the board of directors, by resolution, shall have delegated such power of appointment, or by hand-stamped impression in the name of the corporation.

SECTION 5.Transaction of Business: The corporation, or any division or department into which any of the business or operations of the corporation may have been divided, may transact business and execute contracts under its own corporate name, its division or department name, a trademark or a trade name.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 1.Fiscal Year; Staff and Divisional Titles:

(a)    Fiscal Year: The fiscal year of the corporation shall end with the last Sunday of May of each year.
(b)    Staff and Divisional Titles: The chief executive officer may appoint, at such officer’s discretion, such persons to hold the title of staff vice president, divisional president or divisional vice president or other similar designation. Such persons shall not be officers of the corporation and shall retain such title at the sole discretion of the chief executive officer who may from time to time make or revoke such designation.
SECTION 2.Notice and Waiver of Notice: Whenever any notice is required by these bylaws to be given, personal notice to the person is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office or post box in a sealed postpaid wrapper, addressed to the person entitled thereto at the post office address as shown on the transfer books of the corporation, in case of a shareholder, and at the last known post office address in case of an officer or director who is not a shareholder; and such notice shall be deemed to have been given on the day of such deposit. In the case of notice by private express carrier, telex, facsimile, e-mail or similar means, notice shall be deemed to be sufficient if transmitted or sent to the person entitled to notice or to any person at the residence or usual place of business of the person entitled to notice who it is reasonably believed will convey such notice to the person entitled thereto; and notice shall be deemed to have been given at the time of receipt at such residence or place of business. Any notice required by these bylaws may be given to the person entitled thereto personally and attendance of a person at a meeting shall constitute a waiver of notice of such meeting. Whenever notice is required to be given under these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

SECTION 3.Inspection of Books: The board of directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts, records and books of the corporation (except such as may, by statute, be specifically open to inspection), or any of them, shall be open to the inspection of the shareholders, and the shareholders’ rights in this respect are and shall be restricted and limited accordingly.

SECTION 4.Construction: All references herein in the plural shall be construed to include the singular and in the singular shall be construed to include the plural, if the context so requires.

SECTION 5.Indemnification:

(a)Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), whether formal or informal and whether or not such action, suit or proceeding is brought by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, trustee, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation (hereinafter a “Covered Person), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent shall be indemnified and held harmless by the corporation (and any successor of the corporation by merger or otherwise) to the fullest extent permitted by Florida Law as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater indemnification rights than said law permitted the corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such Proceeding if the person if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, that except as provided in Section 5(c)(i) below, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Section shall also include the right to be paid by the corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by Florida Law as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater indemnification rights than said law permitted the corporation to provide prior to such amendment or modification). Each Covered Person shall have the right, without the need for any action by the board of directors, to be paid by the corporation (and any successor of the corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if Florida Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this bylaw or otherwise. The right to indemnification and advancement of expenses conferred in this Section 5(a) shall be a contract right.

(b)To obtain indemnification under this bylaw, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority of Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined), in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iv) if a majority of the Disinterested Directors so directs, by a majority vote of the shareholders of the corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Disinterested Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change of Control” as defined in the form of FY 2014 Performance Stock Units Award Agreement (United States) under the corporation’s 2002 Stock Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Disinterested Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

(c)(i) If a claim for indemnification under this Article VII is not paid in full by the corporation within thirty (30) days after a written claim pursuant to Section 1(b) above has been received by the corporation, or (ii) if a request for advancement of expenses under this Article VII is not paid in full by the corporation within twenty (20) days after a statement pursuant to Section 2 above and the required Undertaking, if any, have been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under Florida Law, the claimant has not met the standard of conduct which makes it permissible for the corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the corporation) the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Disinterested Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under Florida Law, nor an actual determination by the corporation (including its Disinterested Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d)If a determination shall have been made pursuant to Section 5(b) above that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c)(i) above.

(e)The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 5(c)(i) above that the procedures and presumptions of this bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this bylaw.

(f)All of the rights conferred in this Section 5, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the corporation and (i) any amendment or modification of this Section 5 that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such Covered Person, and (ii) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the corporation or ceased to serve at the corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(g)All of the rights conferred in this Section 5, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or Disinterested Directors or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding such office and (ii) cannot be terminated or impaired by the corporation, the board of directors or the shareholders of the corporation with respect to a person’s service prior to the date of such termination.

(h)The corporation shall have power to purchase and maintain, at its expense, insurance to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify him against such liability under Florida Law. To the extent that the corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 5(i) below, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(i)The corporation may, by action of its board of directors, provide indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to such of the current or former directors, officers, employees and agents of the corporation to such extent and to such effect as the board of directors shall determine to be appropriate and permitted by Florida Law.

(j)The rights and authority conferred in this Section 5 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(k)Neither the amendment nor repeal of this Section 5, nor the adoption of any provision of the Articles of Incorporation or the bylaws of the corporation, nor, to the fullest extent permitted by Florida Law, any modification of law, shall eliminate or reduce the effect of this Section in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

(l)Any notice, request or other communication required or permitted to be given to the corporation under this bylaw shall be in writing and either delivered in person or sent by mail or other method of delivery, or by e-mail or other electronic transmission, to the secretary of the corporation and shall be effective only upon receipt by the secretary.

(m)If any provision or provisions of this bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this bylaw (including, without limitation, each portion of any paragraph of this bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this bylaw (including, without limitation, each such portion of any paragraph of this bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(n)For purposes of this bylaw:

(i)“Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii)“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this bylaw.

SECTION 6.Resolution of Board of Directors Providing for Issuance of Preferred Shares: For purposes of these bylaws, the Articles of Incorporation shall be deemed to include any articles of amendment filed and recorded in accordance with section 607.0602(4) of the Florida Law which, in accordance with that section, sets forth the resolution or resolutions adopted by the board of directors providing for the issuance of Preferred Shares or any series thereof.

ARTICLE VII

AMENDMENTS

SECTION 1.Amendment of Bylaws: All bylaws of the corporation shall be subject to adoption, alteration, amendment or repeal as provided in, and subject to the provisions of, the Articles of Incorporation.

Adopted March 29, 1995
Amended July 21, 2003
Amended June 14, 2007
Amended June 20, 2012
Amended March 19, 2014
Amended October 13, 2014
Amended November 11, 2014
Amended June 29, 2016